UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 4, 2013

REPRO-MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Repro-Med Systems, Inc. announces the resignation of Remo Spagnoli as a director. Mr. Spagnoli, who has served as a member of the Board of Directors since 1993, stated he has enjoyed participating in the Company’s growth and success and that the time has come to pass the baton to the next generation. Brad A. Sealfon, age 26, the son of Andrew Sealfon, the Company’s President and CEO, and an employee of the Company since 2011, has been elected as a Director.

A copy of Mr. Spagnoli’s letter of resignation is annexed hereto as Exhibit 17.1.

Item 8.01 Other Events.

Repro-Med Systems, Inc. announces the Board of Directors has approved a stock buy-back program. The Company’s stock trades over-the-counter under the symbol REPR. Following the procedure set forth under SEC Rule 10b-18, the company intends to purchase up to 1,000,000 shares of its stock on the open market when conditions permit.

A copy of the press release is annexed hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 17.1     Letter of Resignation

Exhibit 99.1     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO-MED SYSTEMS, INC. (Registrant)

Date: December 6, 2013	By:	/s/ Andrew I. Sealfon
Andrew I. Sealfon President and Chief Executive Officer